SLM Student Loan Trust 2004-3
Quarterly Servicing Report
Report Date: 6/30/2004               Reporting Period: 02/27/04-06/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		2/27/2004	Activity	6/30/2004
A	i	Portfolio Balance	$2,999,505,240.41	$(93,139,858.77)	$2,906,365,381.64
	ii	Interest to be Capitalized	7,009,187.87		6,519,574.31

	iii	Total Pool	$3,006,514,428.28		$2,912,884,955.95

	iv	Specified Reserve Account Balance	7,516,286.00		7,282,212.39
	v	Capitalized Interest	32,000,000.00		32,000,000.00
	vi	Total Adjusted Pool	$3,046,030,714.28		$2,952,167,168.34

B	i	Weighted Average Coupon (WAC)	4.969%		4.972%
	ii	Weighted Average Remaining Term	265.32		263.09
	iii	Number of Loans	156,239		152,692
	iv	Number of Borrowers	100,062		97,675
	v	Aggregate Outstanding Principal Balance - T-Bill	$750,935,103.85		$730,538,204.22
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$2,255,579,324.43		$2,182,346,751.73

		Notes and Certificates		Spread/Coupon	Exchange Rate	Balance 3/18/04	Balance 7/26/04
C	i	A-1 Notes	78442GLD6	-0.010%	1.00000	$315,000,000.00	$200,353,432.59
	ii	A-2 Notes	78442GLE4	0.010%	1.00000	$421,000,000.00	$421,000,000.00
	iii	A-3 Notes	78442GLF1	0.090%	1.00000	$376,000,000.00	$376,000,000.00
	iv	A-4 Notes	78442GLG9	0.130%	1.00000	$439,000,000.00	$439,000,000.00
	v	A-5 Notes	78442GLH7	0.170%	1.00000	$701,121,000.00	$701,121,000.00
	vi	A-6A* Notes	XS0188433238	0.180%	1.81100	£200,000,000.00	£200,000,000.00
	vii	A-6B* Notes	XS0188433402	0.180%	1.81100	£200,000,000.00	£200,000,000.00
	viii	B Notes	78442GLJ3	0.470%	1.00000	$92,058,000.00	$92,058,000.00

	Reserve Account		3/18/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$7,516,286.00	$—
	iii	Specified Reserve Acct Balance ($)	$7,516,286.00	$7,282,212.39
	iv	Reserve Account Floor Balance ($)	$4,509,772.00	$4,509,772.00
	v	Current Reserve Acct Balance ($)	$7,516,286.00	$7,282,212.39

		Other Accounts	3/18/2004	7/26/2004
E	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Account	$32,000,000.00	$32,000,000.00
	iii	Principal Accumulation Account	$—	$—
	iv	Supplemental Interest Account	$—	$—
	v	Investment Reserve Account	$—	$—
	vi	Investment Premium Purchase Account	$—	$—

		Asset/Liability	3/18/2004	7/26/2004
F	i	Total Adjusted Pool	$3,046,030,714.28	$2,952,167,168.34
	ii	Total USD equivalent Notes	$3,068,579,000.00	$2,953,932,432.59
	iii	Difference	$(22,548,285.72)	$(1,765,264.25)
	iv	Parity Ratio	0.99265	0.99940

*	A-6A and A-6B Notes are denominated in Pounds Sterling

II. 2004-3 Transactions from: 2/27/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$53,481,365.07
	ii	Principal Collections from Guarantor	1,690,585.79
	iii	Principal Reimbursements	53,425,550.63
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$108,597,501.49

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$4,345.21
	ii	Capitalized Interest	(15,461,987.93)

	iii	Total Non-Cash Principal Activity	$(15,457,642.72)

C	Total Student Loan Principal Activity		$93,139,858.77

D	Student Loan Interest Activity
	i	Regular Interest Collections	$31,178,658.56
	ii	Interest Claims Received from Guarantors	36,631.96
	iii	Collection Fees/Returned Items	1,422.38
	iv	Late Fee Reimbursements	360,828.06
	v	Interest Reimbursements	233,581.30
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	529,258.71
	viii	Subsidy Payments	531,013.13

	ix	Total Interest Collections	$32,871,394.10

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,338.67)
	ii	Capitalized Interest	15,461,987.93

	iii	Total Non-Cash Interest Adjustments	$15,460,649.26

F	Total Student Loan Interest Activity		$48,332,043.36

G	Non-Reimbursable Losses During Collection Period		$—

H	Cumulative Non-Reimbursable Losses to Date		$—

III. 2004-3 Collection Account Activity 2/27/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$42,191,757.78
	ii	Consolidation Principal Payments	12,980,193.08
	iii	Reimbursements by Seller	19,663,573.63
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	98.75
	vi	Re-purchased Principal	33,761,878.25

	vii	Total Principal Collections	$108,597,501.49

B	Interest Collections
	i	Interest Payments Received	$32,176,804.87
	ii	Consolidation Interest Payments	98,757.49
	iii	Reimbursements by Seller	69,461.19
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	6,825.63
	vi	Re-purchased Interest	157,294.48
	vii	Collection Fees/Return Items	1,422.38
	viii	Late Fees	360,828.06

	ix	Total Interest Collections	$32,871,394.10

C	Other Reimbursements		$646,475.66

D	Reserves In Excess of the Requirement		$234,073.61

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$321,466.76

M	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$142,670,911.62
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,977,197.20)
		Consolidation Loan Rebate Fees	$(9,932,069.03)
N	NET AVAILABLE FUNDS		$129,761,645.39

	Servicing Fees Due for Current Period		$1,215,639.50

	Carryover Servicing Fees Due		$—

	Administration Fees Due		$25,000.00

	Total Fees Due for Period		$1,240,639.50

IV. 2004-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/27/2004	6/30/2004	2/27/2004	6/30/2004	2/27/2004	6/30/2004	2/27/2004	6/30/2004	2/27/2004	6/30/2004
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.759%	4.873%	130,195	108,994	83.331%	71.382%	$2,358,204,075.73	$1,904,338,577.40	78.620%	65.523%
31-60 Days Delinquent	6.055%	5.818%	3,592	4,386	2.299%	2.872%	$74,109,332.93	$76,443,433.12	2.471%	2.630%
61-90 Days Delinquent	6.475%	5.301%	1,826	3,974	1.169%	2.603%	$37,874,111.63	$68,186,457.05	1.263%	2.346%
91-120 Days Delinquent	7.121%	5.423%	724	2,455	0.463%	1.608%	$15,886,544.39	$44,855,441.08	0.530%	1.543%
> 120 Days Delinquent	8.585%	7.008%	674	2,024	0.431%	1.326%	$17,429,243.18	$43,432,006.16	0.581%	1.494%

Deferment
Current	5.083%	4.706%	9,248	13,085	5.919%	8.570%	$232,671,714.51	$327,238,225.73	7.757%	11.259%

Forbearance
Current	5.850%	5.149%	9,980	17,713	6.388%	11.600%	$263,330,218.04	$440,370,212.62	8.779%	15.152%

TOTAL REPAYMENT	4.969%	4.971%	156,239	152,631	100.000%	99.960%	$2,999,505,240.41	$2,904,864,353.16	100.000%	99.948%
Claims in Process (1)	0.000%	7.121%	0	61	0.000%	0.040%	$0.00	$1,501,028.48	0.000%	0.052%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	4.969%	4.972%	156,239	152,692	100.000%	100.000%	$2,999,505,240.41	$2,906,365,381.64	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-3 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$47,485,145.21
B	Interest Subsidy Payments Accrued During Collection Period				1,859,970.28
C	SAP Payments Accrued During Collection Period				1,964,836.33
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)				321,466.76
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00
F	Consolidation Loan Rebate Fees				(9,932,069.03)

G	Net Expected Interest Collections				$41,699,349.55

H	Interest Rate Cap Payments Due to the Trust				Cap

	i	Cap Notional Amount			$440,000,000.00
	ii	Libor (Interpolated first period)			1.12467%
	iii	Cap %			5.00000%
	iv	Excess Over Cap ( ii-iii)			0.00000%
	v	Cap Payments Due to the Trust			$0.00

I		USD/GBP Interest Rate Swap

		Swap Payments		A-6A Swap Calc	A-6B Swap Calc

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)	$362,200,000	$362,200,000
		ii	3 Month USD-LIBOR	1.12467%	1.12467%
		iii	Spread	0.18800%	0.18910%

		iv	Pay Rate	1.31267%	1.31377%
		v	Gross Swap Payment Due Counterparty	$1,716,899.43	$1,718,338.17
		vi	Days in Period 03/18/04 07/26/04	130	130

		Counterparty Pays:
		i	Notional Swap Amount (GBP)	£200,000,000.00	£200,000,000.00
		ii	3 Month GBP-LIBOR + 0.18%	4.50308%	4.50308%
		iii	Gross Swap Receipt Due Paying Agent	£3,207,673.42	£3,207,673.42
		iv	Days in Period 03/18/04 07/26/04	130	130

VI. 2004-3 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.004025197	(3/18/04-7/26/04)	1.11467%	LIBOR
B	Class A-2 Interest Rate	0.004097419	(3/18/04-7/26/04)	1.13467%	LIBOR
C	Class A-3 Interest Rate	0.004386308	(3/18/04-7/26/04)	1.21467%	LIBOR
D	Class A-4 Interest Rate	0.004530753	(3/18/04-7/26/04)	1.25467%	LIBOR
E	Class A-5 Interest Rate	0.004675197	(3/18/04-7/26/04)	1.29467%	LIBOR
F	Class A-6A Interest Rate	0.016261122	(3/18/04-7/26/04)	4.50308%	GBP-LIBOR
G	Class A-6B Interest Rate	0.016261122	(3/18/04-7/26/04)	4.50308%	GBP-LIBOR
H	Class B Interest Rate	0.005758531	(3/18/04-7/26/04)	1.59467%	LIBOR

VII. 2004-3 Inputs From Original Data 2/27/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,999,505,240.41
	ii	Interest To Be Capitalized	7,009,187.87

	iii	Total Pool	$3,006,514,428.28
	iv	Specified Reserve Account Balance	7,516,286.00

	v	Total Adjusted Pool	$3,014,030,714.28

B	Total Note and Certificate Factor		1.00000000000
C	Total Note Balance		$3,068,579,000.00

D	Note Balance 03/18/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6A	Class A-6B	Class B

	i	Current Factor	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$315,000,000.00	$421,000,000.00	$376,000,000.00	$439,000,000.00	$701,121,000.00	£200,000,000.00	£200,000,000.00	$92,058,000.00
E	Note Principal Shortfall		$—	$—	$—	$—	$—	£—	£—	$—
F	Interest Shortfall		$—	$—	$—	$—	$—	£—	£—	$—
G	Interest Carryover		$—	$—	$—	$—	$—	£—	£—	$—

H	Reserve Account Balance		$7,516,286.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-3 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 4/27/2009 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	Y

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N )		$129,761,645.39	$129,761,645.39

B	Primary Servicing Fees-Current Month		$1,215,639.50	$128,546,005.89

C	Administration Fee		$25,000.00	$128,521,005.89

D	Aggregate Quarterly Funding Amount		$0.00	$128,521,005.89

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$1,267,937.13	$127,253,068.76
	ii	Class A-2	$1,725,013.59	$125,528,055.17
	iii	Class A-3	$1,649,251.93	$123,878,803.24
	iv	Class A-4	$1,989,000.47	$121,889,802.77
	v	Class A-5	$3,277,878.95	$118,611,923.82
	vi	Class A-6A USD payment to the swap counterparty	$1,716,899.43	$116,895,024.39
	vii	Class A-6B USD payment to the swap counterparty	$1,718,338.17	$115,176,686.22

		Total	$13,344,319.68

F	Class B Noteholders’ Interest Distribution Amount		$530,118.81	$114,646,567.41

G	Noteholder’s Principal Distribution Amounts Paid
	i	Class A-1	$114,646,567.41	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class A-6A USD payment to the swap counterparty	$0.00	$0.00
	vii	Class A-6B USD payment to the swap counterparty	$0.00	$0.00

		Total	$114,646,567.41

H	Supplemental Interest Account Deposit		$0.00	$0.00

I	Investment Reserve Account Required Amount		$0.00	$0.00

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$0.00

K	Increase to the Specified Reserve Account Balance		$0.00	$0.00

L	Investment Premium Purchase Account Deposit		$0.00	$0.00

M	Carryover Servicing Fees		$0.00	$0.00

N	Remaining Swap Termination Fees		$0.00	$0.00

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$0.00

	Excess to Excess Distribution Certificate Holder		$0.00	$0.00

X. 2004-3 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$7,516,286.00
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$7,516,286.00
	iv	Required Reserve Account Balance	$7,282,212.39
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve — Release to Collection Account	$234,073.61
	vii	End of Period Account Balance	$7,282,212.39

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$32,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$—
	iii	End of Period Account Balance	$32,000,000.00

C	Remarketing Fee Account		Class A-6A	Class A-6B	Account Total

	i	Next Reset Date	10/25/2013	1/27/2014
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

D	Accumulation Accounts
	i	Accumulation Account Beginning Balance	$—
	ii	Principal deposits for payment on the next Reset Date	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—

	iv	Ending Accumulation Account Balance	$—

E	Supplemental Interest Account
	i	Three Month Libor Determined (Interpolation for initial period)	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a
	iv	Supplemental Interest Account Beginning Balance	$—
	v	Funds Released into Collection Account	$—
	vi	Number of Days Through Next Reset Date	3378
	vii	Supplemental Interest Account Deposit Amount	n/a

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$—
	ii	Required Quarterly Deposit	$—
	iii	Carryover amounts from previous periods	$—
	iv	Eligible Investments Purchase Premium Paid	$—
	v	Funds Released into Collection Account	$—

	vi	End of Period Account Balance	$—

G	Investment Reserve Account
	i	Balance	$—
	ii	Requirement	$—
	iii	Funds Released into Collection Account	$—
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-3 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6A	Class A-6B	Class B
	i	Quarterly Interest Due		$1,267,937.13	$1,725,013.59	$1,649,251.93	$1,989,000.47	$3,277,878.95	£3,207,673.42	£3,207,673.42	$530,118.81
	ii	Quarterly Interest Paid		1,267,937.13	1,725,013.59	1,649,251.93	1,989,000.47	3,277,878.95	3,207,673.42	3,207,673.42	530,118.81

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£—	£—	$0.00

	vii	Quarterly Principal Due		$116,411,831.66	$0.00	$0.00	$0.00	$0.00	£—	£—	$0.00
	viii	Quarterly Principal Paid		114,646,567.41	0.00	0.00	0.00	0.00	—	—	0.00

	ix	Quarterly Principal Shortfall		$1,765,264.25	$0.00	$0.00	$0.00	$0.00	£—	£—	$0.00

	x	Total Distribution Amount		$115,914,504.54	$1,725,013.59	$1,649,251.93	$1,989,000.47	$3,277,878.95	£3,207,673.42	£3,207,673.42	$530,118.81

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/18/2004		$3,068,579,000.00
	ii	Adjusted Pool Balance 6/30/2004		2,952,167,168.34

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$116,411,831.66

	iv	Adjusted Pool Balance 2/27/2004		$3,046,030,714.28
	v	Adjusted Pool Balance 6/30/2004		2,952,167,168.34

	vi	Current Principal Due (iv-v)		$93,863,545.94
	vii	Notes Issued in Excess of Adjusted Pool Balance		22,548,285.72

	viii	Principal Distribution Amount (vi + vii)		$116,411,831.66

	ix	Principal Distribution Amount Paid		$114,646,567.41

	x	Principal Shortfall (viii - ix)		$1,765,264.25

C	Note Balances			3/18/2004		7/26/2004
	i	A-1 Note Balance	78442GLD6	$315,000,000.00		$200,353,432.59
		A-1 Note Pool Factor		1.0000000000		0.6360426432

	ii	A-2 Note Balance	78442GLE4	$421,000,000.00		$421,000,000.00
		A-2 Note Pool Factor		1.0000000000		1.0000000000

	iii	A-3 Note Balance	78442GLF1	$376,000,000.00		$376,000,000.00
		A-3 Note Pool Factor		1.0000000000		1.0000000000

	iv	A-4 Note Balance	78442GLG9	$439,000,000.00		$439,000,000.00
		A-4 Note Pool Factor		1.0000000000		1.0000000000

	v	A-5 Note Balance	78442GLH7	$701,121,000.00		$701,121,000.00
		A-5 Note Pool Factor		1.0000000000		1.0000000000

	vi	A-6A Note Balance	XS0188433238	£200,000,000.00		£200,000,000.00
		A-6A Note Pool Factor		1.0000000000		1.0000000000

	vii	A-6B Note Balance	XS0188433402	£200,000,000.00		£200,000,000.00
		A-6B Note Pool Factor		1.0000000000		1.0000000000

	viii	B Note Balance	78442GLJ3	$92,058,000.00		$92,058,000.00
		B Note Pool Factor		1.0000000000		1.0000000000

XII. 2004-3 Historical Pool Information

			02/27/04-06/30/04
Beginning Student Loan Portfolio Balance			$2,999,505,240.41

	Student Loan Principal Activity
	i	Regular Principal Collections	$53,481,365.07
	ii	Principal Collections from Guarantor	1,690,585.79
	iii	Principal Reimbursements	53,425,550.63
	iv	Other System Adjustments	—

	v	Total Principal Collections	$108,597,501.49
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$4,345.21
	ii	Capitalized Interest	(15,461,987.93)

	iii	Total Non-Cash Principal Activity	$(15,457,642.72)

(-)	Total Student Loan Principal Activity		$93,139,858.77

	Student Loan Interest Activity
	i	Regular Interest Collections	$31,178,658.56
	ii	Interest Claims Received from Guarantors	36,631.96
	iii	Collection Fees/Returned Items	1,422.38
	iv	Late Fee Reimbursements	360,828.06
	v	Interest Reimbursements	233,581.30
	vi	Other System Adjustments	—
	vii	Special Allowance Payments	529,258.71
	viii	Subsidy Payments	531,013.13

	ix	Total Interest Collections	$32,871,394.10
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,338.67)
	ii	Capitalized Interest	15,461,987.93

	iii	Total Non-Cash Interest Adjustments	$15,460,649.26

	Total Student Loan Interest Activity		$48,332,043.36
(=)	Ending Student Loan Portfolio Balance		$2,906,365,381.64
(+)	Interest to be Capitalized		$6,519,574.31

(=)	TOTAL POOL		$2,912,884,955.95

(+)	Reserve Account Balance		$7,282,212.39

(+)	Capitalized Interest		$32,000,000.00

(=)	Total Adjusted Pool		$2,952,167,168.34

XIII. 2004-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-04	$2,912,884,956	6.41%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.